UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ENCORE WIRE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCORE WIRE CORPORATION

1410 Millwood Road
McKinney, TX 75069

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on July 20, 2004

     Notice is hereby given that a special meeting of stockholders of Encore Wire Corporation (the “Company”), will be held on Tuesday, July 20, 2004, at 9:00 a.m., local time, at the Company’s offices, 1411-A Millwood Road, McKinney, Texas 75069, for the following purposes:

(1)	To vote upon a proposal to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized shares of common stock of the Company from 20,000,000 to 40,000,000 in order to permit, among other things, a 3-for-2 stock split to be paid as a 50% stock dividend on its common stock; and

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 2, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required for the approval of proposal (1) above.

Dated: June      , 2004

By Order of the Board of Directors

Frank J. Bilban
Secretary

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

Preliminary Copy, Subject to Completion

ENCORE WIRE CORPORATION
1410 Millwood Road
McKinney, Texas 75069

PROXY STATEMENT

For Special Meeting of Stockholders
To be Held on July 20, 2004

GENERAL

The accompanying proxy is solicited by the Board of Directors of Encore Wire Corporation (the “Company” or “Encore”) for use at a special meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is June 16, 2004.

The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

Proxies

All shares entitled to vote and represented by properly completed proxies duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted in favor of the charter amendment to increase the number of authorized shares of Common Stock. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

Voting Procedures and Tabulation

The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to be submitted to the meeting.

Voting Securities

The only voting security of the Company outstanding is its Common Stock, par value $.01 per share. Only the holders of record of Common Stock at the close of business on June 2, 2004, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On the record date, there were [                    ] shares of Common Stock outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote.

Required Vote

The presence at the special meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Abstention and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting is required to approved the amendment to the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the amendment.

Approval of an Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

The Board of Directors of Encore proposes to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock. The purpose of this proposal is to enable the Company to effect the stock dividend described below and to issue Common Stock for other proper corporate purposes that may be identified in the future. The proposed amendment would increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000.

The Company’s authorized capital presently consists of 20,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. There are no shares of preferred stock currently outstanding. The proposed amendment to the Certificate of Incorporation will not affect the number of authorized shares of preferred stock.

The Board of Directors adopted the proposed amendment to the Certificate of Incorporation at its May 4, 2004 meeting, subject to stockholder approval, and declared the proposal to be advisable. Accordingly, stockholders are asked to vote on the following resolution:

     RESOLVED, that the Certificate of Incorporation of Encore Wire Corporation be amended to increase the total number of shares of Common Stock that the Company is authorized to issue to 40,000,000 to be effected by amending Section 1 of Article FOURTH thereof so that as amended said Section 1 of Article FOURTH shall read in its entirety as follows:

     “Fourth: Section 1. The total number of shares of all classes of stock which the corporation shall have authority to issue is Forty-Two Million (42,000,000), consisting of:

(i)	Two Million (2,000,000) shares, par value $.01 per share, to be designated “Preferred Stock”; and

(ii)	Forty Million (40,000,000) shares, par value $.01 per share, to be designated “Common Stock”.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT TO ENCORE’S CERTIFICATE OF INCORPORATION.

Reasons for the Amendment

The proposed increase in authorized shares will permit a 3-for-2 stock split to be paid as a 50% stock dividend on the Company’s Common Stock. The proposed stock dividend was approved by the Board of Directors on May 4, 2004, subject to stockholder approval of this proposal to increase the number of authorized shares and declaration of the proposed stock dividend by the Board of Directors following such approval. The Board of Directors has decided to authorize the proposed stock dividend and intends to declare and pay the stock dividend following stockholder approval of the amendment to Encore’s Certificate of Incorporation to increase the number of authorized shares provided there have been no material changes in the Company’s financial condition or results of operation or the market price for the Company’s Common Stock. Without approval of the proposed amendment to Encore’s Certificate of Incorporation, the Company would not have sufficient authorized Common Stock to declare a 3-for-2 stock split to be paid as a 50% stock dividend on its Common Stock. Generally, stock splits are intended to shift the market price range of common stock to a level that will facilitate increased trading activity and will broaden the marketability of the common stock.

Approval of the proposed amendment will allow the Company to declare the proposed 3-for-2 stock split in the form of a 50% stock dividend while maintaining flexibility similar to the flexibility that currently exists for the Company to use capital stock for future business and financial purposes. The remaining shares of authorized Common Stock may be used by the Company for any purpose permitted under Delaware law, including to raise capital and to provide equity incentives to employees, officers and directors. The newly authorized shares of Common Stock would be available for issuance without further action by stockholders except as required by law or applicable NASDAQ requirements. Any such issuance could have the effect of diluting existing stockholders. Authorized but unissued shares of Common Stock may also be used to oppose a hostile take over attempt or to delay or prevent a change in control of the Company, although the Company has no present intention to issue shares for such purpose. The proposed amendment arises out of business and financial considerations, and the Company is not aware of any threat of take over or change in control.

Under the proposed amendment, each of the newly authorized shares of Common Stock will have the same rights and privileges as currently authorized Common Stock. Adoption of the proposed amendment will not affect the rights of the holders of current outstanding Common Stock nor will it change the par value of the Common Stock. The number of authorized shares of the Company have remained the same since its original incorporation.

The number of shares of Common Stock issued as of the record date for the special meeting was [                    ] which includes [                    ] shares that the Company holds as treasury stock. There are also [                    ] shares subject to issuance for outstanding options under the Company’s stock option plans for employees. The remaining [                    ] shares that are currently authorized but unissued are not sufficient for the proposed stock dividend. The authorized capital of the Company currently consists of 20,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock. Since the proposed amendment would increase the number of authorized shares of Common Stock to 40,000,000, the total number of authorized shares would thereby be increased to 42,000,000. The proposed amendment to increase the authorized number of shares of Common Stock does not change the number of shares of preferred stock that the Company is authorized to issue. There are no shares of preferred stock currently outstanding.

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. However, if stockholders approve the proposed amendment to the Company’s Certificate of Incorporation, the Board of Directors retains the discretion under Delaware law to abandon and not implement the proposed amendment to the Certificate of Incorporation, and the number of authorized shares would accordingly remain at its current level.

The Company has been advised by tax counsel that a split in the form of a stock dividend would result in no gain or loss or realization of taxable income to the holders of Common Stock under existing federal tax law. The adjusted tax basis in the Common Stock you own before the stock dividend (if one is declared) will be allocated between the Common Stock received and the Common Stock you already held. The holding period of the Common Stock received as a stock dividend will include the period for which you held the Common Stock on which the stock dividend was distributed. Non-U.S. stockholders should consult with their financial advisors regarding tax treatment in other jurisdictions.

Vote Necessary To Approve Proposal

The affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting is necessary for approval of this proposal. Proxies that are granted without providing voting instructions will be voted FOR approval of the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth, as of June 2, 2004, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director of the Company, (ii) the named executive officers of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)
	Number		Percent of
Name	of Shares		Class
Directors
Vincent A. Rego	[_______]	(2)	[_____]	%
Donald E. Courtney	[_______]		[_____]	%
Daniel L. Jones	[_______]	(3)	[_____]	%
William R. Thomas	[_______]	(4)	[_____]	%
John H. Wilson	[_______]	(4)	[_____]	%
Joseph M. Brito	[_______]	(5)	[_____]	%
Scott D. Weaver	[_______]		[_____]	%
Thomas L. Cunningham	[_______]		[_____]	%
Named Executive Officer (excluding directors and nominees named above)
Frank J. Bilban	[_______]		[_____]	%
All Directors and Executive Officers as a group (9 persons)	[_______]	(6)	[_____]	%
Beneficial Owners of More than 5% (excluding persons named above)
Capital Southwest Corporation	[_______]	(7)	[_____]	%
Strong Capital Management Inc.	[_______]	(8)	[_____]	%

(1)	Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such stockholder.

(2)	Includes [ ] shares of Common Stock held by Dorvin Partners, L.P., a family limited partnership. The general partner of Dorvin Partners, L.P. is a trust, and its limited partners are eight separate family trusts for the benefit of Mr. Rego’s two sons. Mr. Rego serves as trustee for the general partner trust and is a co-trustee of four of the limited partnership trusts. Mr. Rego has sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of all [ ] shares of Common Stock held by Dorvin Partners.

(3)	Includes [ ] shares of Common Stock subject to stock options that are exercisable within [ ] days, [ ] shares of Common Stock owned by Mr. Jones’ spouse and [ ] shares owned for the benefit of Mr. Jones’ minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse.

(4)	William R. Thomas and John H. Wilson, directors of the Company, are both directors of, and Mr. Thomas is President and Chairman of the Board of, Capital Southwest Corporation. As indicated in the table, Capital Southwest Corporation is a principal stockholder of the Company. Mr. Thomas and Mr. Wilson.

may be deemed to share voting and investment power with respect to the [ ] shares of Common Stock beneficially owned by Capital Southwest Corporation. Mr. Thomas and Mr. Wilson each disclaim beneficial ownership of such shares.

(5)	Includes [ ] shares of Common Stock held by the Brito Family Limited Partnership.

(6)	Includes an aggregate of [ ] shares of Common Stock that directors and executive officers have the right to acquire within [ ] days pursuant to the exercise of stock options, but does not include [ ] shares beneficially owned by Capital Southwest Corporation as to which Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power as directors and, in the case of Mr. Thomas, as an officer, of Capital Southwest Corporation because Mr. Thomas and Mr. Wilson disclaim beneficial ownership of such shares.

(7)	As reported in a Schedule 13D filed [ ] with the SEC by Capital Southwest Corporation showing its beneficial ownership of Company stock, including [ ] shares held by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation.

(8)	As reported in a Schedule 13G/A filed [ ] with the SEC by Strong Capital Management, Inc. (“Strong”) and Richard S. Strong, showing Strong’s beneficial ownership of Common Stock and reporting that it beneficially owns all of the shares with shared voting and dispositive power.

The respective addresses of the holders of more than five percent of the Common Stock of the Company are as follows: Capital Southwest Corporation, 12900 Preston Road, Dallas, Texas 75230; Strong Capital Management, Inc., 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051: and Vincent A. Rego, 1410 Millwood Road, McKinney, Texas 75069.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

It is contemplated that the 2005 annual meeting of Stockholders of the Company will take place during the first half of April 2005. Stockholder proposals for inclusion in the Company’s proxy materials for the 2005 annual meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date that is one year after the proxy statement for the Annual Meeting of Stockholders was first distributed to stockholders (April 1, 2004); provided, that if the 2005 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.

OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the special meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Frank J. Bilban,
Vice President — Finance, Treasurer and Secretary

Preliminary copy, Subject to Completion

ENCORE WIRE CORPORATION	Special Meeting July 20, 2004

PROXY

     The undersigned hereby appoints VINCENT A. REGO, DANIEL L. JONES and FRANK J. BILBAN, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ENCORE WIRE CORPORATION (the “Company”) held of record by the undersigned on June 2, 2004, at the special meeting of stockholders to be held on July 20, 2004 or any adjournment thereof.

Please mark boxes in blue or black ink.

1.	PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 40,000,000:

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The above-named attorney and proxy (or his substitute) is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Preliminary copy, Subject to Completion

ENCORE WIRE CORPORATION	Special Meeting July 20, 2004

This proxy when properly executed will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal set forth above.

Date: , 2004

Signature

Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.